                             AMENDED AND RESTATED
                             --------------------

                                    BY-LAWS
                                    -------

                                      OF
                                      --

                            RF POWER PRODUCTS, INC.
                            -----------------------


                                   ARTICLE I
                                   ---------

                                    OFFICE
                                    ------

          Section I-1.  Registered Office and Registered Agent.  The corporation
          ------------  --------------------------------------
shall continuously maintain a registered office and a registered agent having a business office identical with such registered office, within the State of New Jersey. The registered office and/or registered agent may be changed by the Board of Directors from time to time.

          Section I-2.  Other Offices.  The corporation may also have offices at
          ------------  -------------
such other places, within or without the State of New Jersey, as the Board of Directors may from time to time determine.

                                  ARTICLE II
                                  ----------
                            SHAREHOLDERS' MEETINGS
                            ----------------------

          Section II-1. Place of Shareholders' Meetings.  Meetings Of
          ------------- -------------------------------
shareholders may be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors from time to time. If no such place is designated by the Board of Directors, all meetings of the shareholders shall be held at the registered office of the corporation.

          Section II-2.  Annual Meeting.  A meeting of the shareholders shall be
          -------------  --------------
held in each calendar year, commencing with the year 1993, at such time as the Board of Directors may determine, or if the Board of Directors fails to set a time, on the First Monday of March at 10:00 o'clock A.M., if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.

          At each annual meeting beginning in 1995, the successors of the class of Directors whose terms expires at that meeting shall be elected to hold office for a term to expire at the annual meeting of shareholders held in the third year following the year of the annual meeting at which they were elected.

          Section II-3.  Special Meetings.  Except as otherwise specifically
          -------------  ----------------
provided by law, special meetings of the shareholders may be called at any time:

               (a)  By the President of the corporation; or

               (b)  By a majority of the Board of Directors.

          Section II-4.  Notice of Shareholders' Meetings.  Written notice of
          -------------  --------------------------------
the time, place and purpose or purposes of every meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

          When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice thereof.

          Section II-5.  Waiver of Notice; Waiver of Lapse of Time.  Notice of a
          -------------  -----------------------------------------
meeting need not be given to any shareholder who signs a waiver of such notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

          Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.

          Section II-6.  Quorum.  Unless otherwise provided in the Certificate
          -------------  ------
of Incorporation or by law, the presence, in person or by proxy, of the holders of shares entitled to cast the majority of the votes at a meeting shall constitute a quorum at such meeting. Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the holders of shares entitled to cast the majority of the votes of such class or series shall constitute a quorum for the transaction of such specified item of business.

          Section II-7.  Voting.
          -------------  ------

               (a) Shareholders List and Voting List.  The corporation shall
                   ---------------------------------
keep at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The Secretary or other officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within each class, series or group of shareholders maintained by the corporation for convenience of reference with the address of, and the number of shares held by, each shareholder. The list shall be produced (or be available by means of a visual display) at the time and place of the meeting, be subject to the inspection of any shareholder for reasonable periods during the meeting and be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting.

          (b) Voting of Shares.  Unless otherwise provided by the Certificate of
              ----------------
Incorporation or by law, whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

          (c) Proxies.  Every shareholder entitled to vote at a meeting of
              -------
shareholders or to express consent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent, except that a proxy may be given by a shareholder or his agent by telegram or cable or by any means of electronic communication which results in a writing. No proxy shall be valid for more than eleven (11) months unless a longer time is expressly provided therein. Unless a proxy states that it is irrevocable and it is coupled with an interest, such proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but the proxy shall continue to be in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the Secretary of the meeting prior to the voting of the proxy or votes the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the corporation.

          (d) Election of Directors.  At each election of Directors, every
              ---------------------
shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Directors shall be elected by a plurality of the votes cast at an election. All vote shall be taken by voice unless a shareholder demands before the election begins that they be taken by ballot, in which event the vote shall be taken by written ballot.

          (e) Inspectors of Election.  The Board of Directors may, in advance of
              ----------------------
any shareholders' meeting, or of the tabulation of written consents of shareholders without a meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If an inspector to act at any meeting of shareholders is not so appointed by the Board of Directors or shall fail to qualify, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall, make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. No person shall be elected a director in an election for which he has served as an inspector.

          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

          Section II-8.  Action by Unanimous Consent of Shareholders. Any action
          -------------  -------------------------------------------
required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing, except that in the case of any action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act (relating to mergers, consolidation, acquisition of all capital shares of a corporation and sale of assets), such action may be taken without a meeting only if all shareholders consent thereto in writing or if all shareholders entitled to vote thereon consent thereto in writing and the corporation provides to all other shareholders notice at least twenty (20) days in advance of the proposed effective date of such action.

          Section II-9.  Action by Less than Unanimous Consent of Shareholders.
          -------------  -----------------------------------------------------

               (a) General Rule.  Any action required or permitted to be taken
                   ------------
at a meeting of shareholders, other than the annual election of Directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Any action taken pursuant to Section 2-9 or 2-10 hereof, shall have the same effect for all purposes as if such action had been taken at a meeting of the shareholders.

                   (i) If any shareholder shall have the right to dissent from a proposed action, pursuant to Chapter 11 of the New Jersey Business Corporation Act (relating to rights of dissenting shareholders), the Board of Directors shall fix a date on which written consents are to be tabulated; in any other case, it may fix a date for tabulation. If no date is fixed, consents may be tabulated as they are received. No consent shall be counted which is received more than sixty (60) days after the date of the Board of Director's action authorizing the solicitation of consents or, in a case in which consents, or proxies for consents, are solicited from all shareholders who would have been entitled to vote at a meeting called to take such action, more than sixty (60) days after the date of mailing of solicitation of consents, or proxies for consents.

                    (ii) Except as provided in subsection 2-10(a)(iii) hereof, the corporation, upon receipt and tabulation of the requisite number of written consents, shall promptly notify all non-consenting shareholders, who would have been entitled to notice of a meeting to vote upon such action, of the action consented to, the proposed effective date of such action, and any condition precedent to such action. Such notification shall be given at least twenty (20) days in advance of the proposed effective date of such action in the case of any action taken pursuant to Chapter 10 of the New Jersey Business Corporation Act (relating to merger, consolidation, acquisition of all capital shares of a corporation and sale of assets), and at least ten (10) days in advance in the case of any other action.

                    (iii) The corporation need not provide the notification required to be given by subsection 2-10(a)(ii) hereof if it:

                         (A) solicits written consents or proxies for consents
from all shareholders who would have
been entitled to vote at a meeting called to take such action, and at the same time give notice of the proposed action to all other shareholders who would have been entitled to notice of a meeting called to vote upon such action;

              (B) advises all shareholders, if any, who are entitled to dissent from the proposed action, as provided in Chapter 11 of the New Jersey Business Corporation Act (relating to rights of dissenting shareholders), of their right to do so and to be paid the fair value of their shares; and

              (C) fixes a date for tabulation of consents not less than twenty
(20) days, in the case of any proposed action to be taken pursuant to Chapter 10 of the New Jersey Business Corporation Act (relating to merger, consolidation, acquisition of all capital shares of a corporation and sale of assets), or not less than ten (10) days in the case of any other proposed action, and not more than sixty (60) days after the date of mailing of solicitations of consents or proxies for consents.

           (iv) Any consent obtained pursuant to subsection 2-10(a)(iii) hereof may be revoked at any time prior to the day fixed for tabulation of consents. Any other consent may be revoked at any time prior to the day on which the proposed action could be taken upon compliance with subsection 2-10(a)(ii) hereof. No revocation shall be effective unless in writing and until received by the corporation at the place fixed for receipt of consents or, if none, at the main business office or headquarters of the corporation.

          (b) Filing of Report Upon Taking Action and Effect of Action.
              --------------------------------------------------------
Whenever action is taken pursuant to Section 2-9 or 2-10 hereof, the written consents of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes or proceedings of shareholders.

          (c) Certification of Action.  If a certificate is required by law or
              -----------------------
by these By-laws to be filed upon the taking of an action by shareholders, and such action is taken in the manner authorized by Section 2-9 or 2-10 hereof, such certificate shall state that such action was taken without a meeting pursuant to the written consents of the shareholders and shall set forth the number of shares represented by such consents.

     Section 2-11.  Business at Meetings of Shareholders.  Except as otherwise
     ------------   ------------------------------------
provided by law or in these By-laws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be conducted at any meeting of the shareholders shall (a) have been specified in the written notice of the meeting (or any supplement thereto) given by the corporation, or (b) be brought before the meeting at the direction of the Board of Directors or the presiding officer of the meeting, or (c) have been specified in a written notice (a "Shareholder Meeting Notice") given to the corporation, in accordance with all of the following requirements, by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat.

     Each Shareholder Meeting Notice must be delivered personally to, or be mailed to and received by, the corporation, addressed to the attention of the President at the principal executive offices of the corporation ten (10) days prior to the date of the meeting, or if less than ten (10) days notice of the meeting is provided, on the third day prior to the meeting. Each Shareholder Meeting Notice shall set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the corporation otherwise than as provided in this Section 2-11.


                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------
     Section III-1.
     --------------

          (a) General Powers.  The business and the affairs of the corporation
              --------------
shall be managed by or under the direction of its Board of Directors.

          (b) Number.  The Board of Directors shall consist of such number of
              ------
Directors as is set by the Board
of Directors from time to time, but shall not consist of fewer than three nor more than twelve directors.

          (c) Classification.  The Directors, shall be divided, with respect to
              --------------
the time for which they severally hold office, into three classes, as nearly equal in number as is possible, with the term of office of the first class to expire at the 1995 annual meeting of shareholders, the term of office of the second class to expire at the 1996 annual meeting of shareholders and the term of office of the third class to expire at the 1997 annual meeting of shareholders; provided, however, that each Director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1995 annual meeting, (i) any Director or Directors elected to succeed a Director or Directors whose terms then expire shall be elected for a term of office to expire at the annual meeting of shareholders held in the third year following the year of the annual meeting at which they were elected; provided, however, that each Director shall hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, Directors may be elected to fill any vacancy on the Board of Directors regardless of how such vacancy shall have been created.

          (d) Qualifications.  Directors shall be at least 18 years old and need
              ---------------
not be citizens of the United States, residents of the State of New Jersey nor shareholders of the corporation.

     Section III-2.  Place of Directors Meetings.  Meetings of the Board of
     --------------  ---------------------------
Directors may be held at such place either within or without the State of New Jersey as a majority of the Directors may designate from time to time or as may be designated in the notice calling the meeting.

     Section III-3.  Regular Meetings.  A regular meeting of the Board of
     --------------  ----------------
Directors shall be held annually, immediately following the annual meeting of shareholders, at the place where such meeting of the shareholders is held or at such other place and time as a majority of the Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the corporation. In addition to such regular meetings, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board of Directors.

     Section III-4.  Special Meetings.  Special meetings of the Board of
     --------------  ----------------
Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

     Section III-5.  Notices of Meetings of Board of Directors.
     --------------  -----------------------------------------

          (a) Regular Meetings.  No notice shall be required to be given of
              ----------------
any regular meeting, unless the same is held at other than the place or time for holding such meeting as fixed in accordance with Section 3-3 hereof, in which event a notice complying with Article VI of these By-laws stating the place and time of such meeting shall be given at least five (5) days in advance of such meeting.

          (b) Special Meetings.  Written notice stating the place and time of
              ----------------
any special meeting shall be given at least one (1) day in advance of the time set for such meeting.

          (c) Waiver.  Notice of any meeting of the Board of Directors need not
              ------
be given to any director who signs a waiver of such notice, whether before or after the meeting. The attendance of any Director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Notice of an adjourned meeting of the Board of Directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten (10) days in any one adjournment.

          (d) Contents of Notice.  Neither the business to be transacted at, nor
              ------------------
the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section III-6.  Participation in Meetings by Conference Telephone. Where
     --------------  -------------------------------------------------
appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board of Directors or a committee thereof by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

     Section III-7.  Quorum; Action by the Board of Directors. The participation
     --------------  ------
of Directors with a majority of the votes of the entire Board of Directors, or of any committee thereof, shall constitute a quorum for the transaction of business. Each Director shall have one vote at meetings of the Board of Directors, or any committee thereof. Any action approved by a majority of the votes of Directors present at a meeting at which a quorum is present shall be the act of the Board of the Directors or of the committee, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws.

     Section III-8.  Action of Directors Without a Meeting. Any action required
     --------------  -------------------------------------
or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes, and may be stated as a unanimous vote in any certificate or other document filed with the Secretary of State.